                                                                   EXHIBIT 10.22

IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
COUNTY DEPARTMENT, CHANCERY DIVISION

IN THE MATTER OF THE LIQUIDATION OF RESURE, INC. NO. 97CH01974

                    ORDER

     THIS CAUSE COMING ON TO BE HEARD upon the Petition of the Liquidator for an order approving a certain Debt Settlement and Release Agreement; the Court having jurisdiction over the parties hereto and the subject matter hereof; the Court having reviewed the pleadings filed herein and having heard counsel for the Liquidator thereon, and the Court then being otherwise advised in the premises;

IT IS ORDERED:

1. That the Debt Settlement and Release Agreement, and the Liquidator's participation therein, which is the subject of the Liquidator's instant Petition and attached thereto as Exhibit "A", be and the same is hereby approved in accordance with Section 193 of the Illinois Insurance Code, 215 ILCS 5/193.
                                   -----------------------

                      ENTERED
                          ENTERED )  CLERK OF THE CIRCUIT COURT
                                     AURELIA PUCINSKI
                                     OCT  24 1997
                                     JUDGE Ellis E. Reid
                                     Judge Presiding


Peter G. Gallanis
Dale A. Coonrod
Counsel to the Receiver
222 Merchandise Mart Plaza
Suite 1450
Chicago, Illinois 60654
(312) 836-9500
Attorney Code #16819

                 IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
                      COUNTY DEPARTMENT, CHANCERY DIVISION

)    IN THE MATTER OF THE LIQUIDATION OF RESURE, INC.
)    NO.97 CH 01974


                        PETITION FOR APPROVAL OF CERTAIN
                     DEBT SETTLEMENT AND RELEASE AGREEMENT


     NOW COMES MARK BOOZELL, Director of Insurance of the State of Illinois ("Liquidator" or "Director"), in his capacity as the statutory and court affirmed Liquidator of RESURE, INC. ("Resure"), by and through one of his attorneys, and petitions this Honorable Court for an order approving the debt settlement and release agreement set forth hereinbelow, and in support thereof states as follows:

                      I.          LIQUIDATION PROCEEDINGS
                                  -----------------------

     1. On February 27, 1997, the Circuit Court of Cook County, Illinois, Chancery Division (the "Supervising Court") entered an Order of Liquidation With A Finding of Insolvency as, to and against Resure pursuant to Article XIII of the Illinois Insurance Code (the"Code"), 215 IL-CS 5/187, et seq. Said Order, by
    -----------------------
its terms, authorized and directed the Director to take immediate possession and control of the property, assets, business and affairs of Resure; to marshal and liquidate the assets, business and affairs of Resure; and, to take such action as the nature of the cause and the interests of Resure, its policyholders, creditors and stockholders, or the general public may require.

     2. Pursuant to the Court's Order of Liquidation, and by operation of law, the Director is vested with tide to all property, assets, contracts and rights of action of Resure, in accordance with Section 191 of the Code, 215 IL-CS
                                                           ----
5/191, and the Director is authorized, as Liquidator, to deal with the property, assets, business and affairs of Resure and to sue and defend for Resure, or for the benefit of Resure's policyholders and creditors, in the courts in his name as the Liquidator of Resure, or in the name of the Resure.

     3. Pursuant to his statutorily mandated duty to marshal the assets of Resure for the benefit of the policyholders and creditors of Resure, the Director, as Liquidator, has pursued, and continues to pursue, various Resure assets, including the claims which are the subject of the Liquidator's instant petition.

                                 II. THE CLAIMS
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     4. On or about September 11, 1995, prior to these receivership proceedings, Resure entered into a certain Loan Agreement (the "Loan Agreement") with AWEC Development Corporation ("AWEC")/1 /pursuant to which Resure loaned to AWEC the principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00); said Loan Agreement being evidenced by, inter alia, a Promissory Note, dated September 11, 1995, executed by AWEC, as Maker, payable to the order of Resure, as Payee (the "Loan Note").

     5. The Loan Agreement and Loan Note are secured by, inter alia, a Mortgage, dated effective September 11, 1995, executed and delivered by AWEC, as Mortgagor, in favor of Resure, as Mortgagee, and recorded in the Real Estate Records of Pulaski County, Arkansas on September 12, 1995 as Instrument No.95-53327. The Mortgage has

     1. On January 29,1996, AWEC Development Corporation changed its name to Capitol Development of Arkansas, Inc. been modified and amended by duly executed and recorded First and Second Amendments to Mortgage (collectively the "Loan Mortgage") The Loan Mortgage places a first mortgage on a certain 701.03 acre tract of unimproved land ("Parcel 1") and a junior second mortgage on a certain
409.73 acre tract of unimproved land ("Parcel 2"); both parcels being located in the City of Maumelle, Pulaski County, Arkansas.

     6.  The principal outstanding balance of the Loan Note, as of September
30, 1997, is Three Million Five Hundred Thousand and No Dollars ($3,500,000.00), and Capitol Development of Arkansas, Inc. ("Capitol Development")is currently in default under the terms of the Loan Note (with interest thereon having been paid only through June 30, 1996).

     7. In or about September 11, 1995, prior to these receivership proceedings, Resure entered into a certain Contribution Agreement (the "Contribution Agreement") with AWEC, pursuant to which AWEC executed and delivered to Resure a Non-Recourse Promissory Note, dated September 11, 1995, in the original principal sum of Three

Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Contribution Note") in exchange for which Resure issued to AWEC a Subordinated Surplus Debenture, dated September 11, 1995, in the original principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Debenture").

     8. The Contribution Agreement and Contribution Note are secured by, inter alia, a Non-Recourse Mortgage, dated effective September 11,
1995, executed and delivered by AWEC, as Mortgagor, in favor of Resure, as Mortgagee, and recorded in the Real Estate Records of Pulaski County, Arkansas on September 12, 1995 as Instrument No.95-53328. The Non-Recourse Mortgage has been modified and amended by a duly executed and recorded Modified and Restated Non-Recourse Mortgage and a First Amendment to Modified and Restated Non-Recourse Mortgage (collectively the "Contribution Mortgage"). The Contribution Mortgage places a first mortgage lien on Parcel 2.

     9. The principal outstanding balance of the Contribution Note, as of September 30, 1997, is Three Million Five Hundred Thousand and No Dollars


(2) Capitol Development of Arkansas, Inc., an Arkansas corporation, was formerly known as AWEC Development Corporation (see Footnote No.1).

($3,500,000.00), and Capitol Development is currently in default under the terms of the Contribution Note (with interest thereon having been paid only through December 31, 1996).

     10. By letter dated April 29, 1997, the Director, through counsel, advised and duly notified Capitol Development that the Liquidator had determined and declared that the Loan Agreement, Loan Note, Contribution Agreement and Contribution Note, and each of them, were in default due to Capitol Development's failure to make the required payments under those agreement; and, further, that as a result thereof, there has been an "Event of Default" as defined under the Loan Mortgage and Contribution Mortgage.

     11. That Capitol Development and Capitol Communities Corporation ("CCC")3 have asserted certain claims against Resure in connection with the circumstances surrounding the Loan Agreement, the Loan Note, the Loan Mortgage, the Contribution Agreement, the Contribution Note, the Contribution Mortgage and the Debenture. Capitol Development and CCC claim to have, inter alia, a legal right to rescind the transaction involving the Contribution Agreement, Contribution Note and Debenture.

     12. That Capitol Development, CCC, Resure and the Liquidator (the 'Parties") desire to enter into an agreement to settle all of


3
      Capitol Communities Corporation, a Nevada corporation, is a successor by merger to AWEC Resources, Inc. and the sole shareholder of Capitol Development.

Capitol Development's defaults; to settle all of Capitol Development's and CCC's claims against Resure; and to resolve any and all other disputes that may now exist between the Parties.

                              III. THE SETTLEMENT
                                   --------------

     13.  Section 193(2) of the Code, 215 ILCS 5/193(2), authorizes the
                                ----
Director, subject to the approval of the Court, to sell or compromise all debts or claims owing to the company (Resure).

     14. The Parties, through their respective counsel, have negotiated an agreement for the settlement of all disputes in these regards as evidenced by the Debt Settlement and Release Agreement (the "Settlement Agreement") attached hereto and made a part hereof as Exhibit "A".

     15. The Settlement Agreement is comprised of three basic elements; those being:a)that Capitol Development shall honor its obligations under the Loan Agreement and Loan Note; b) that, in return for certain consideration, the Liquidator shall terminate the Contribution Agreement and Contribution Note, and deliver the same to Capitol Development; and c) that Capitol Development shall terminate the Debenture, and deliver the same to the Liquidator.

     16. More specifically, the Parties have agreed to the following terms which are set forth in more detail in the Settlement Agreement:

    A.    Loan Agreement - Loan Note
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    (i) The amount of $525,460.00, presently being held by the Liquidator(4), shall be applied as installment payments due and owing pursuant to the Loan Agreement and Loan Note for payments of interest which were due October 1, 1996; January 1, 1997; April 1, 1997; and October 1, 1997.
    (ii) The Loan Agreement and Loan Note shall be modified to provide that the entire principal balance shall become due and payable in full on September 1, 1999 (acceleration of Loan Note).
    (iii) The Liquidator shall release Parcel 2 from the encumbrance of the Loan Mortgage.


    B.    Contribution Agreement - Contribution Note - Debenture
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    (i) Capitol Development and Resure shall terminate the Contribution Agreement, Contribution Note and the Debenture.
    (ii) The balance of the May Release Payment, after application to the Loan Note payments (approximately $150,000.00) shall be retained, without any restriction as to its use, by the Liquidator.

     4  On or about May 16, 1997, Capitol Development sold to a third party
67.51 acres of land (part of Parcel 2). In order to obtain the necessary partial releases of the liens created by the Loan and Contribution Mortgages, Capitol Development delivered to the Liquidator the total sum of $803,174.91. Of this amount, $128,074.91 was applied by the Liquidator to then unpaid interest due on the Contribution Note and $675,100.00 (the "May Release Payment") was paid to obtain the releases pursuant to the terms of the Contribution Mortgage; such May Release Payment to he held, by the Liquidator, as collateral for the Contribution Note pursuant to a certain Security Agreement dated September 11, 1995.

    (iii) As additional consideration to the Liquidator for entering into the Settlement Agreement and for terminating the Contribution Agreement and Contribution Note, Capitol Development will pay Resure a developer's fee ("Developer's Fee") of Two Million and No/ l00) Dollars ($2,000,000.00). The Developer's Fee shall be paid in the amount of Two Thousand and No/100 Dollars ($2,000.00) for each single family residential lot sold in Parcel 1 and Parcel 2. Capitol Development's obligation to pay Resure the Developer's Fee on Parcel 1 and Parcel 2 shall be secured by a written amendment to the Loan Mortgage ("Third Amendment To Mortgage") which shall be recorded solely against Parcel 1. In the event that any portion of Parcel 1 is sold prior to being subdivided into single family residential lots, then the Developer's Fee shall be paid in the sum of Two Thousand Eight Hundred Fifty Three an No/100 Dollars ($2,853.00) per acre. In the event that any portion of Parcel 2 is sold prior to being subdivided into single family residential lots, then the Developer's Fee shall be paid in the sum of Five Thousand Eight Hundred Forty Four and 20/100 Dollars ($5,844.20) per acre.

     17. The Settlement Agreement will result in a full and final resolution of all competing claims by and between the Parties.

     18. By its terms, the closing of the Settlement Agreement and each of the obligations, covenants and promises of the Liquidator and Capitol Development thereunder are conditioned upon (i) the entry of an order from the Supervising Court approving the terms of the Settlement Agreement; (ii) the recording of the Third Amended Mortgage, and, (iii) the issuance of an amended title policy insuring Resure's first lien against Parcel I in the amount of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00), free from any and all prior liens, mortgages or other encumbrances.

     19. The Liquidator believes that approval of the Settlement Agreement is fair and equitable to the Parties, and is beneficial to the Resure Estate and Resure's policyholders and creditors. The settlement of the subject claims will save the expense and inconvenience of probable litigation between the Parties, including the expense of the Liquidator's continued efforts to collect on the Loan Note and Contribution Note, and if applicable, the expense of fliture efforts to judicially foreclose on the collateral securing the same. By setding these issues now, the Liquidator will also avoid the uncertainties of any trial on the merits, and will recover substantial monies which may otherwise be difficult to collect if, and when, the Liquidator might obtain a favorable judgment at any such trial or otherwise.

     20. The Liquidator hereby recommends to the Court that approval of the Settlement Agreement is economically prudent and, therefore, in the best interests of the Resure Estate, and Resure's policyholders and creditors.

     WHEREFORE, Mark Boozell, Director of Insurance of the State of Illinois, as Liquidator of Resure, Inc., prays this Honorable Court enter an order approving the terms of the Settlement Agreement and the Liquidator's participation therein, for the reasons previously set forth hereinabove.

                         Respectfully submitted,

                         Mark Boozell
                         Director of Insurance of the State of Illinois, as Liquidator of Resure, Inc.

                         BY: /s/ Dale A. Coonrod
                             One of His Attorneys

Peter G. Gallanis
Dale A. Coonrod
Counsel to the Receiver
222 Merchandise Mart Plaza
Suite 1450
Chicago, IL 60654
(312) 836-9500
Attorney Code #16819

                                                                       Exhibit A

                                DEBT SETTLEMENT
                             AND RELEASE AGREEMENT


     This Debt Settlement and Release Agreement ("Agreement"), made effective as of September 30, 1997, by and among Capitol Development of Arkansas, Inc., an Arkansas corporation (formerly known as AWEC Development Corporation), (the "Borrower"), Capitol Communities Corporation, a Nevada corporation (successor by merger to AWEC Resources, Inc. and the sole shareholder of Capitol Development of Arkansas, Inc.) ("CCC") and Mark Boozell, Director of Insurance of the State of Illinois (the "Liquidator"), as liquidator for Resure, Inc. ("Lender"), an Illinois corporation and syndicate on the Illinois Insurance Exchange. The Borrower, the Lender and the Liquidator are sometimes collectively referred to herein as the "Parties".

                                    RECITALS
                                    --------

     WHEREAS, pursuant to a Loan Agreement between AWEC Development
Corporation and Lender dated effective September 11, 1995 (the "Loan Agreement"), Lender loaned to AWEC Development Corporation the principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Loan") evidenced by, among other things, a Promissory Note dated September 11, 1995 in the amount of Three Million Five Hundred Thousand and No/bO Dollars ($3,500,000.00) from AWEC Development Corporation payable to the order of Lender; and

     WHEREAS, the Loan is secured by, inter alia. a Mortgage (with Assignment of
                                      ----- ----
Leases and Rent securing Loan Note) executed and delivered by AWEC Development Corporation as of September 11, 1995, and recorded in the Real Estate Records of Pulaski County, Arkansas on September 12, 1995 as Instrument No.95-53327, as modified by First Amendment to Mortgage (with Assignment of Leases and Rents, securing Loan Note) executed September 18, 1995, and recorded in the Real Estate Records of Pulaski County, Arkansas as Instrument No.95-72591, and as amended by Second Amendment to Mortgage (With Assignment of Leases and Rents, Securing Loan
Note) executed September 18, 1995 recorded in the Real Estate Records of Pulaski County, Arkansas as Instrument No.96-12169 (collectively the "Loan Mortgage"), placing a first mortgage lien on a 701.03 Acre Tract of land ("Parcel 1" as more particulary described in the attached Exhibit A) and a junior second mortgage on
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a 409.73 Acre Tract ("Parcel 2" as more particularly described in the attached
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Exhibit
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B) for that amount; and
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     WHEREAS, the principal outstanding balance of the Loan as of September 30, 1997 is Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), and Capitol Development of Arkansas, Inc. is currently in default under the terms of the Loan (with interest thereon having been paid through June 30, 1996); and

     WHEREAS, pursuant to a Contribution Agreement between AWEC Development Corporation and Lender dated effective September 11, 1995 (the "Contribution Agreement"), AWEC Development Corporation delivered to Lender a Non-Recourse Promissory Note dated September 11, 1995 (secured by Parcel 2 as described herein below) in the original principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Contribution Note") in exchange for which the Lender issued to AWEC Development Corporation a Subordinated Surplus Debenture in the original principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) dated September 11, 1995 (the "Debenture"); and

     WHEREAS, the Contribution Note is secured by, inter alia, a Non-Recourse
                                                   ----------
Mortgage (with Assignment of Leases and Rents securing Contribution Note) executed and delivered by AWEC Development Corporation as of September 11, 1995, and recorded in the Real Estate Records of Pulaski County, Arkansas on September 12, 1995, and recorded in the Real Estate Records of Pulaski County, Arkansas on September 12, 1995 as Instrument No.95-53328, restated by a Modified and Restated Non-Recourse Mortgage (with Assignment of Leases and Rents, securing Contribution Note) dated effective September 18, 1995, and recorded in the Real Estate Records of Pulaski County, Arkansas on December 13, 1995 as Instrument No.95-72592, which was amended by the First Amendment To Modified and Restated Non-Recourse Mortgage (With Assignment of leases and Rents, Securing Contribution Note) recorded in the Real Estate Records of Pulaski County, Arkansas on February 12, 1996 as Instrument No.96-12168 (the "Contribution Mortgage"), placing a first mortgage lien on Parcel 2; and

     WHEREAS, the principal balance of the Contribution Note as of September 30, 1997 is Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), and Capitol Development of Arkansas, Inc. is currently in default under the Contribution Note (with interest thereon having been paid through December 31, 1996); and

     WHEREAS, pursuant to an Order of Liquidation with a Finding of Insolvency entered on February 27, 1997 (the "Liquidation Order") by the Presiding Judge in the Circuit Court of Cook County, Illinois, County

Department, Chancery Division, in the case of  PEOPLE OF THE STATE OF ILLINOIS.
                                               --------------------------------
ex rel. MARK BOOZELL. DIRECTOR OF INSURANCE OF THE STATE OF ILLINOIS.
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Plaintiffs. v. RESURE. INC.. an Illinois Corporation and Syndicate on the
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Illinois Insurance Exchange. Defendant, Case No: 97 CH 01974 (the "Chancery
--------------------------------------
Case"), the Liquidator was authorized and directed to take possession and control of the property, assets, business and affairs of Lender and vested Liquidator, by operation of law, with title to all property, assets, contracts and rights of action of Lender, including, but not limited to, the Loan, the Contribution Note, the Loan Mortgage and the Contribution Mortgage; and

     WHEREAS, on May 16, 1997, Capitol Development of Arkansas, Inc. delivered to the Liquidator the sum of Eight Hundred Three Thousand One Hundred Seventy-four and 91/100 Dollars ($803,174.91) (the "Post-Liquidation Payment"), One Hundred Twenty-eight Thousand Seventy-four and 91/100 Dollars ($128,074.91) of which was applied by the Liquidator to then unpaid interest due on the Contribution Note and Six Hundred Seventy-five Thousand One Hundred and No/100 Dollars ($675,100.00) (the "May Release Payment") of which was delivered to obtain the release of 67.51 acres of land (the "Released Parcel") as more particularly described in the attached Exhibit C from the Contribution Mortgage
                                       ------- -
and to be deposited and held as collateral in a Cash Collateral Account (the "Collateral Account") for the Contribution Note pursuant to a Security Agreement dated September 11, 1995; and

     WHEREAS, Borrower and CCC have asserted certain claims against Lender in connection with the circumstances surrounding the Loan Agreement, the Loan, the Loan Mortgage, the Contribution Agreement, the Contribution Note, the Contribution Mortgage and the Debenture; and

     WHEREAS, the Parties desire to enter into this Agreement to settle all of the Borrower's defaults, all of the Borrower's and CCC's claims against Lender and to resolve any and all other disputes that may now exist between the Parties.

     NOW, THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, together with the mutual representations and agreements set forth below, the Parties expressly agree as follows:

     1.   Termination of Contribution Agreement. At Closing, Borrower and Lender
          ----------- -- ----------------------
shall terminate the Contribution Agreement and the Debenture. Upon such termination, the remaining obligations due Borrower by Lender pursuant to the Debenture shall be deemed satisfied in full at the Closing by Borrower and the remaining obligations due Lender and/or Liquidator by Borrower pursuant to the Contribution Note after application of sums pursuant to Section 2(B) hereof
                                                        -----------
shall be deemed satisfied in full at the Closing by Lender and/or Liquidator. At Closing, Liquidator shall mark "terminated" across the face of the Contribution Note and deliver same to Borrower and Borrower shall mark "terminated" across the face of the Debenture and deliver same to Liquidator.

     2.   Application of May Release Payment. At the Closing, the May Release
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Payment and all interest earned thereon shall be applied and, if applicable, disbursed from any such collateral account established pursuant to the Contribution Agreement by the Liquidator at Closing as follows:

          (A) $525,460.00 shall be disbursed to Liquidator and applied as installment payments due pursuant to the Loan for installments of interest due October 1, 1996; January 1, 1997; April 1, 1997; July 1, 1997; and October 1, 1997

          (B) The balance of the May Release Payment and all sums heretofore earned in any such Collateral Account shall be retained by the Liquidator.

     3.   Developer's Fee Note.  As additional consideration to Liquidator for
          --------------------
entering into this Agreement, Borrower hereby agrees to pay Lender a developer's fee of Two Million and No/100 Dollars ($2,000,000.00) (the "Developer's Fee"). The Developer's Fee shall be paid in the amount of Two Thousand and No/100 Dollars ($2,000.00) (the

"Deferred Payment") for each lot sold in Parcel 1 and Parcel 2, less and except the Released Parcel. Borrower covenants and agrees that Parcel 2, less and except the Released Parcel, shall be developed into at least 1,000 single family lots and that Parcel 1 shall be developed into at least 2,500 single family lots. The Borrower's obligation to pay Lender the Developer's Fee on Parcel 1 and Parcel 2 shall be secured by a written amendment to the Loan Mortgage (the "Third Amended Mortgage") in recordable form which shall be executed by Borrower, delivered to Liquidator and recorded in the Real Estate Records of Pulaski County at Closing. The Third Amended Mortgage shall be in substantially the same form as Exhibit D affixed hereto and shall be recorded solely
                 ---------
against Parcel 1.

     In the event that any portion of Parcel 1 is sold prior to being subdivided into single family residential lots, then the Deferred Payment shall be paid in the sum of Two Thousand Eight Hundred Fifty Three and No/100 Dollars ($2,853.00) per acre for property sold in Parcel 1, instead of Two Thousand and No/100 Dollars ($2,000.00) per lot. In the event that any portion of Parcel 2 is sold prior to being subdivided into single family residential lots, then a Deferred Payment shall be paid in the sum of Five Thousand Eight Hundred Forty Four and 20/100 Dollars ($5,844.20) per acre for property sold in Parcel 2, instead of Two Thousand and No/100 Dollars ($2,000.00) per lot.

     Borrower hereby agrees to pay Liquidator the Deferred Payment for the sale of land or lots within Parcel 1 at the time of any such sale and to pay the Liquidator the Deferred Payment for the sale of land or lots within Parcel 2 on a quarterly basis. Borrower furthermore agrees to submit to Liquidator a written repdrt (the "Report") of the lot sales in Parcel 2 on a quarterly basis, regardless of whether any sales have taken place. Borrower shall deliver the Report and the Deferred Payment due, if any, to Liquidator on April 15, July 15, October 15 and January 15 of each year. Borrower shall cooperate with the Liquidator in the Liquidator's attempts to confirm, whether by title commitment or otherwise, the status of any sales within Parcel 2. Failure of Borrower to make any Deferred Payment thirty (30) days after written notice to Borrower that such payment is due shall constitute an event of default under the Loan Mortgage, as amended.

     Borrower shall pay Lender a late charge for any Deferred Payment not received by Lender within 10 days after each calendar quarter in the amount of five percent (5%) of the applicable amount due: such late charge shall apply separately to each installment past due, but shall only be assessed once as to each late payment. In addition, in the event of a default in the payment of the Deferred Payment, the outstanding balance of the Deferred Payment shall bear interest at the lesser of (i) fifteen percent (15%) per annum; or (ii) the maximum rate permitted by applicable law to be charged for past due principal and interest. The Lender agrees to provide Borrower with all reasonably necessary releases for lots or land sold within Parcel 1, provided that Borrower
                                                          -------------
pays all of Lender's reasonably necessary expenses (excluding attorneys' fees) connected therewith.

     4.   Modification of the Loan Note and the Environmental Indemnity. At
          -------------------------------------------------------------
Closing, the Borrower and Liquidator shall execute an instrument pursuant to which (i) the Loan shall be modified to provide that, notwithstanding any other provisions of the Loan, the entire principal balance shall become due and payable in full on September 1, 1999, (ii) all other terms and conditions of the Loan shall be confirmed, and (iii) the Parties' Environmental Indemnity Agreement, dated September 11, 1995, shall be affirmed and recertified. At Closing, Liquidator shall execute an instrument whereby Liquidator waives any claims for default of the Loan for late payments which have occurred prior to the Closing Date and applies the sums previously received pursuant to Section 2(A) hereof.
            -----------

     5.   Mutual Release. At Closing, the Borrower shall execute and deliver to
          --------------
Liquidator an instrument which shall provide that Borrower releases and forever discharges the Liquidator and Lender and their respective agents, employees, officers, directors, servants, representatives, attorneys, successors and assigns, from any and all causes of actions, suits, claims and demands of every kind and character, known or unknown, without limitation, including any action at law or in equity, which Borrower has or may ever have against the Liquidator or Lender, provided, however, that such instrument shall not affect any rights of Borrower and CCC to pursue causes of actions, suits, claims and demands of every kind and character which Borrower and CCC may have or hold on account of their own dealings with the Illinois Insurance Exchange, Lord Bissell & Brook, Talon Re Holdings, Inc., Glenn M. Walker, FCAS MAAA and Schwartz, Furmm & Miliman (but specifically excluding for such purpose, causes of actions, suits, claims and demands which the Liquidator shall be entitled to bring on behalf of all creditors). At Closing, Liquidator, on its behalf and on behalf of Lender, shall execute and deliver to Borrower an instrument which shall provide that the Liquidator and Lender shall release and forever discharge the Borrower and its respective agents, employees, officers, directors, servants, representatives, attorneys, predecessors, heirs, successors and assigns, from any and all causes of actions, suits, claims and demands of every kind and character, known or unknown, without limitation, including any action at law or in equity, which the Liquidator or Lender have or may ever have against the Borrower, except for Borrower's continuing obligations pursuant to this Agreement, the Loan Agreement, Loan and Loan Mortgage (as amended).

     6.   Partial Release of Loan Mortgage and Full Release Contribution
          --------------- -- ------------------------------ ------------
Mortgage. At Closing, the Liquidator shall release Parcel 2 from the encumbrance
--------
of the Loan Mortgage and shall fully release the Contribution Mortgage. The Liquidator agrees to execute on behalf of Lender and deliver to Borrower at Closing such documentation as Borrower's and Liquidator's counsel shall reasonably deem necessary to file~in the Real Estate Records of Pulaski County, Arkansas, to evidence the release of Parcel 2 from the encumbrance of the Loan Mortgage and the full release of the Contribution Mortgage.

     7.   Condition Precedent of this Agreement. The closing of this Agreement
          ------------------- -- ---- ---------
and each of the obligations, covenants and promises of Liquidator and Borrower are expressly conditioned upon (i) the entry of an Order (the "Approval Order") from the presiding Judge in the Chancery Case approving the terms of this Agreement and authorizing Liquidator to close pursuant hereto on or before October 31, 1997, (ii) the recording of the Third Amended Mortgage with the Real Estate Records of Pulaski County and (iii) the issuance of an amended title policy by Beach

Abstract & Guaranty Company insuring Lender's first lien against Parcel 1 in the amount of Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000), free from any and all prior liens, mortgages or other encumbrances. Liquidator agrees to expeditiously petition the court in the Chancery Case and seek the entry of the Approval Order.


     8.   Closing. The closing pursuant to this Agreement ("Closing") shall
          -------
occur on the third business day after entry of the Approval Order (the "Closing Date") at 11:00 o'clock a.m. at the offices of Beach Abstract & Guaranty Company, 100 Center Street, Little Rock, Arkansas, or at such other time and place as Liquidator and Borrower shall agree. At Closing, Borrower and Liquidator shall exchange each of the documents and instruments provided herein, take the actions provided herein and shall execute and deliver such other instruments and agreements and take such other actions as each of the other parties shall reasonably require in order to effect the terms of this Agreement.

     9.   Nature of Settlement. Settlement pursuant to this Agreement is being
          --------------------
made by the Parties solely for the purpose of avoiding the expense and inconvenience of litigation and shall not be construed as an admission on the part of any of the Parties of any unlawful or wrongful conduct or of any liability whatsoever as to any of the Parties, all of which is expressly denied.

     10.  Applicable Law. To the extent that it is not controlled by the laws of
          --------------
the United States of America, this Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

     11.  Binding Effect. This Agreement shall apply to, inure to the benefit of
          --------------
and bind all the Parties hereto and their respective heirs, successors and assigns.

     12.  Representation By Borrower. Borrower and CCC represent and warrant to
          --------------------------
Lender and Liquidator that as of September 30, 1997 and on the Closing Date:

          (a) The execution, delivery and performance by Borrower and CCC of this Agreement and the other agreements and instruments to be delivered hereunder are within Borrower's and CCC's corporate powers, have been duly authorized by all necessary corporate action of Borrower and CCC, require (in respect of Borrower and CCC) no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of law or regulation applicable to Borrower or CCC or of Borrower's and CCC's certificates of incorporation or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or CCC;

          (b) Both immediately before and after giving effect to each of the transaction contemplated hereunder, Borrower and CCC, (i) are and will be able to pay their debts as they become due, (ii) have and will have assets which have a present fair saleable value greater on a going-concern basis than their probable liability on their debts as they become absolute and matured, (iii) have and will have assets on a going-concern basis which will have a fair value greater than the sum of all their debts, and (iv) do not have unreasonably small capital and is not engaged in business or transactions (or intend to be engaged in any business or transactions) for which they have or will have unreasonably small capital; and

          (C) On the closing Date Parcel 1 will be free from all claims, liens, security interests and encumbrances other than the Loan Mortgage and unpaid real estate taxes which are not yet due and owing.

     13. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. Signatures on this Agreement sent by telecopy may be treated as original signatures.

THE PARTIES HEREBY STATE THAT EACH HAVE READ
AGREEMENT, HAVE BEEN REPRESENTED BY LEGAL COUNSEL
UNDERSTAND ITS TERMS AND FREELY AND VOLUNTARILY SIGN
AGREEMENT ON THE DATE FIRST ABOVE WRITTEN.


[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties have executed this Agreement.

          LIQUIDATOR:

           MARK BOOZELL, Director of Insurance of the State of Illinois, as liquidator for Resure, Inc., an Illinois corporation and syndicate on the Illinois Insurance Exchange


           By:         /s/ Peter G. Gallanis
           NAME:       Peter G. Gallanis
           TITLE:      Special Deputy Receiver

           BORROWER:

           CAPITOL DEVELOPMENT OF ARKANSAS, INC.

           By:         /s/ David R. Paes
           NAME:       DAVID R. PAES
           TITLE:      VICE PRESIDENT

           CCC:

           CAPITOL COMMUNITIES CORPORATION

           By:         /s/ David R. Paes
           NAME:       DAVID R. PAES
           TITLE:      VICE PRESIDENT